[WHELAN, DOERR & COMPANY, PSC LETTERHEAD]






             INDEPENDENT AUDITORS' CONSENT
             -----------------------------



Board of Directors
Kentucky National Bancorp, Inc.
Elizabethtown, KY



We hereby consent to the incorporation by reference in the Company's Registration Statement on Form S-8 and in the related Prospectus, of our report dated February 5, 1999, relating to the financial statements of Kentucky National Bank, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.


/s/ Whelan, Doerr & Company, PSC
--------------------------------
Whelan, Doerr & Company, PSC

Elizabethtown, Kentucky
July 14, 2000